EXHIBIT 4.1
CUSIP No. 45928H106
AGREEMENT CONCERNING JOINT FILING
OF SCHEDULE 13D
     The undersigned agree as follows:
     (i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and
     (ii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
     Dated: February 25, 2009

V. PREM WATSA

/s/ V. Prem Watsa

1109519 ONTARIO LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

THE SIXTY TWO INVESTMENT COMPANY LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

810679 ONTARIO LIMITED
By:	/s/ V. Prem Watsa
	Name:	V. Prem Watsa
	Title:	President

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:	/s/ Paul Rivett
	Name:	Paul Rivett
	Title:	Vice President

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President

ODYSSEY AMERICA REINSURANCE CORPORATION
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President

CLEARWATER INSURANCE COMPANY
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President

THE UNITED STATES FIRE INSURANCE COMPANY
By:	/s/ Paul Bassaline
	Name:	Paul Bassaline
	Title:	Vice President

THE NORTH RIVER INSURANCE COMPANY
By:	/s/ Paul Bassaline
	Name:	Paul Bassaline
	Title:	Vice President

TIG INSURANCE COMPANY
By:	/s/ John J. Bator
	Name:	John J. Bator
	Title:	Chief Financial Officer